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                                                                 Exhibit 99.b9-2

                      DFA INVESTMENT DIMENSIONS GROUP INC.


                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                               ADDENDUM NUMBER ONE

         THIS AGREEMENT is made as of the 8th day of December, 1998 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation, ("PFPC").

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act") and its shares are registered under the Securities Act of 1933, as amended ("1933 Act"); and

         WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services pursuant to an Administration and Accounting Services Agreement dated June 19, 1989, (the "Agreement") which, as of the date hereof, is in full force and effect; and

         WHEREAS, PFPC presently provides such services to the existing series of the Fund, including four (4) new series of the Fund, designated as Tax-Managed U.S. 5-10 Portfolio, Tax-Managed U.S. 6-10 Small Company Portfolio, Tax-Managed DFA International Value Portfolio and Tax-Managed U.S. Marketwide Value Portfolio which are listed on Schedule B, attached hereto; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

         1. The Agreement hereby is amended effective December 8, 1998 by:

                  (a) replacing all references to "Provident Financial Processing Corporation" with "PFPC Inc."

                  (b) re-stating Paragraph 1 of the Agreement to read as follows:

                           "1.      APPOINTMENT.

                           The Fund hereby appoints PFPC to provide certain
                  administrative and accounting services to each series of shares of the Fund, as listed on Schedule A, attached hereto, (the "Portfolios") for the period and on the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph


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                  12 of this Agreement. The Fund may from time to time issue additional series or classes or classify and reclassify shares of such series or class. The records, notices, reports and services provided by PFPC hereunder shall be prepared, kept, maintained and furnished by PFPC in respect of each Portfolio of the Fund existing on the date hereof, and any Portfolio organized by the Fund after the date hereof as agreed to in writing by the Fund and PFPC.

                  (c) re-stating Paragraph 2 of the Agreement to read as follows:

                           "2.      DELIVERY OF DOCUMENTS.


                                    The Fund has furnished PFPC with properly certified or authenticated copies of each of the following:

                                            (a)      Resolutions of the Fund's
                                                     Board of Directors
                                                     authorizing the appointment
                                                     of PFPC to provide certain
                                                     administrative and
                                                     accounting services of the
                                                     Fund as provided herein and
                                                     approving this Agreement;

                                            (b)      Appendix A, identifying and
                                                     containing the signatures
                                                     of the Fund's officers and
                                                     other persons authorized to
                                                     issue Oral Instructions and
                                                     to sign Written
                                                     Instructions, as
                                                     hereinafter defined, on
                                                     behalf of the Fund;

                                            (c)      The Fund's Articles of
                                                     Incorporation and all
                                                     amendments thereto (such
                                                     Articles of Incorporation,
                                                     as presently in effect and
                                                     as it shall from time to
                                                     time be amended, are herein
                                                     called the "Charter");

                                            (d)      The Fund's current By-Laws
                                                     and all amendments thereto
                                                     (such By-Laws, as presently
                                                     in effect and as they shall
                                                     from time to time be
                                                     amended, are hereincalled
                                                     the "By-Laws);

                                            (e)      The current investment
                                                     advisory agreements between
                                                     Dimensional Fund Advisors
                                                     Inc. (the "Advisor") and
                                                     the Portfolios;

                                            (f)      The Custodian Agreement
                                                     between PNC Bank, N.A. and
                                                     the Fund dated as of
                                                     June 19, 1989 (the
                                                     "Custodian Agreement");

                                            (g)      The Transfer Agent
                                                     Agreement between PFPC and
                                                     the Fund dated as of
                                                     June 19,

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                                                     1989, (the "Transfer
                                                     Agency Agreement"); and

                                            (h)      The Fund's current
                                                     Prospectuses and Statements
                                                     of Additional Information
                                                     relating to each of its
                                                     Portfolios. The
                                                     Prospectuses and Statements
                                                     of Additional Information,
                                                     and all amendments and
                                                     supplements thereto, are
                                                     hereinafter called the
                                                     "Prospectus."

                  (d) The Fund will furnish PFPC from time to time with properly certified or authenticated copies of all amendments or supplements to the foregoing, if any."

                  (e)      re-stating Paragraph 5 (a)(15) to read as follows:
                           "Consistent with the requirements of the Prospectuses relating to each Portfolio of the Fund, or Written Instructions which change those requirements, compute the net asset values and, where applicable, the public offering prices of the Portfolios and promptly report thereon to NASDAQ and the Custodian;"

                  (f)      re-stating Paragraph 15 to read as follows:
                           "15.  DURATION AND TERMINATION.
                                 This Agreement shall continue in effect from year-to-year, as long as such Agreement is annually approved by the Fund's Board of Directors. This Agreement may be terminated by either party on or after the first anniversary of the investment date upon not less than 180 days prior written notice to the other party. The foregoing provisions notwithstanding, either party may terminate this Agreement in the event of a material breach of the terms hereof after written notice to the other party of such breach and a reasonable time for cure of such breach, unless such breach is not curable and, in such circumstances, this Agreement shall terminate, at the option of the injured party, three months after the date such notice is given."

                           (i)      re-stating Paragraph 19 to read as follows:
                                    "19.    DELEGATION.
                                            On thirty (30) days prior written
                                            notice to the Fund, PFPC may assign
                                            its rights and delegate its duties
                                            hereunder to any wholly-

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                                            owned direct or indirect subsidiary
                                            of PNC or PNC Financial Corp
                                            provided that: (i) the delegate
                                            agrees with PFPC to comply with all
                                            relevant provisions of this
                                            Agreement and applicable law; and
                                            (ii) PFPC and such delegate shall
                                            promptly provide such information as
                                            the Fund may request, and respond to
                                            such questions as the Fund may ask,
                                            relative to the delegation,
                                            including (without limitation) the
                                            capabilities of the delegate. In the
                                            event of such delegation, PFPC shall
                                            remain liable under this Agreement.

                  2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed in writing, from time to time.

                  3. This Addendum supercedes all prior Amendments to the Agreement.

                  4. In all other respects, the Agreement shall remain unchanged and in full force and effect.

                  5. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number One to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                  DFA INVESTMENT DIMENSIONS GROUP INC.

                                  By:  /S/ IRENE R. DIAMANT
                                     --------------------------------------
                                                  Irene R. Diamant
                                                  Vice President


                                  PFPC INC.

                                  By:  /S/ JOSEPH GRAMLICH
                                     --------------------------------------
                                                  Joseph Gramlich
                                                  Senior Vice President



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                                                            AMENDED AND RESTATED
                                                                DECEMBER 8, 1998


                                   APPENDIX A

                      DFA INVESTMENT DIMENSIONS GROUP INC.

         I, Irene R. Diamant, Secretary of DFA Investment Dimensions Group Inc., a Maryland corporation (the "Fund"), do hereby certify that:

The following individuals are duly Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund:

         NAME                                             SIGNATURE
        -----                                             ---------







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                                                            AMENDED AND RESTATED
                                                                DECEMBER 8, 1998

                                   SCHEDULE B

                                    SERIES OF

                      DFA INVESTMENT DIMENSIONS GROUP INC.


                        U.S. 6-10 SMALL COMPANY PORTFOLIO
                          U.S. LARGE COMPANY PORTFOLIO
                            U.S. 6-10 VALUE PORTFOLIO
                         U.S. LARGE CAP VALUE PORTFOLIO
                      ENHANCED U.S. LARGE COMPANY PORTFOLIO
                        U.S. 9-10 SMALL COMPANY PORTFOLIO
                            U.S. 4-10 VALUE PORTFOLIO
               RWB/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO
                           EMERGING MARKETS PORTFOLIO
                        JAPANCSE SMALL COMPANY PORTFOLIO
                     UNITED KINGDOM SMALL COMPANY PORTFOLIO
                       CONTINENTAL SMALL COMPANY PORTFOLIO
                       PACIFIC RIM SMALL COMPANY PORTFOLIO
                       DFA ONE YEAR FIXED INCOME PORTFOLIO
                   DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO
                        EMERGING MARKETS VALUE PORTFOLIO
                      DFA REAL ESTATE SECURITIES PORTFOLIO
                   DFA INTERNATIONAL SMALL CAP VALUE PORTFOLIO
                        LARGE CAP INTERNATIONAL PORTFOLIO
                        DFA GLOBAL FIXED INCOME PORTFOLIO
               DFA INTERMEDIATE GOVERNMENT FIXED INCOME PORTFOLIO
                       DFA FIVE-YEAR GOVERNMENT PORTFOLIO
                            VA SMALL VALUE PORTFOLIO
                            VA LARGE VALUE PORTFOLIO
                        VA INTERNATIONAL VALUE PORTFOLIO
                        VA INTERNATIONAL SMALL PORTFOLIO
                          VA SHORT-TERM FIXED PORTFOLIO
                            VA GLOBAL BOND PORTFOLIO
                      INTERNATIONAL SMALL COMPANY PORTFOLIO
                      EMERGING MARKETS SMALL CAP PORTFOLIO
                  DFA TWO YEAR CORPORATE FIXED INCOME PORTFOLIO
                        DFA TWO YEAR GOVERNMENT PORTFOLIO
                      TAX-MANAGED U.S. 5-10 VALUE PORTFOLIO
                  TAX-MANAGED U.S. 6-10 SMALL COMPANY PORTFOLIO
                  TAX-MANAGED DFA INTERNATIONAL VALUE PORTFOLIO
                   TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO


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